EXHIBIT 10.2


                    EXCLUSIVE LICENCE AND MARKETING AGREEMENT


Between:               Land Surfer Scooter Company Ltd ("LSSC")
                       Dorsett House
                       Mackey St. and Wulf Road
                       Nassau, Bahamas

               And

                       International Commercial Television Inc. ("ICTV") 203B Kimmen Center
                       2300 North Dixie Highway
                       Boca Raton, Florida
                       33431-7657 USA

Recitals:
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WHEREAS LSSC has been granted by way of a valid agreement (the "Master
Agreement") from Daye Sporting Good Factory Of 2F,No 26 Meigui Street, Fuhua Road Foshan City, Guangdong, China 528000, "DSGF" (the "Manufacturer") the exclusive rights to market a fold-up rocker-powered scooter (the "Product"), as shown and described in the attached schedules, driven by either a chain or wire mechanism, in the United States of America ("Territory 1") and whereas it is understood that LSSC is negotiating with the Manufacturer to market the Product on either an exclusive or nonexclusive basis in all other countries, except China, throughout the world ("Territory 2")

WHEREAS LSSC and ICTV wish to enter into an exclusive licensing agreement (the "License") and for good and valuable consideration agree to be mutually bound by the terms and conditions set forth in this Agreement.

     1.   The Master Agreement: LSSC agrees to provide a fully executed copy of
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          the Master Agreement as quickly as possible and prior to ICTV commencing production of the proposed 60 second and 120 second direct response television commercial (the "Commercial") featuring the Product.

     2.   Supply: LSSC agrees to allow ICTV to order the Product directly from
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          the Manufacturer and ICTV agrees to provide LSSC all copies of such orders. Further LSSC agrees to allow ICTV to negotiate its own terms of trade with the Manufacturer.

     3.   Distributors: As by way of the Licence granted by this Agreement, ICTV
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          has the right at its sole discretion, from time to time, to appoint distributors to re-sell the Product within Territory 1 and Territory
          2.

     4    Price: LSSC agrees that the price ICTV will pay for the Product is the
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          Manufacturer's best selling price, less all discounts, commissions and rebates that


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          the Manufacturer may wish to grant to LSSC. LSSC further agrees at the request of ICTV to negotiate the best possible price for the Product.

     5.   Royalty:     5.1 - Territory 1. ICTV agrees to pay LSSC a royalty (the
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          "Royalty") of $2.00 USD per single unit of the Product sold by ICTV or its affiliates, by all forms of distribution except sales by direct response television. The Royalty paid to LSSC for sales made by direct response television shall be $1 00 USD per product unit Further LSSC agrees that no Royalty will be paid on sales of the Product which.
          ICTV or its affiliates do not receive payment for by way of returns or bad debts. The Royalty will be paid 30 days after ICTV or its affiliates have been fully paid for the sales of the Product.

                       5.2 - Territory 2. ICTV agrees to pay LSSC a Royalty of $1.00 USD per single unit sold of the Product. Such Royalty will be paid to LSSC within 7 days of shipment.

                       5.3 - Cancellation of Master Agreement. In fee event that the Manufacturer cancels the Master Agreement ICTV agrees to continue to pay LSSC the Royalty in accordance to the terms and conditions of this Agreement.

                       5.4 - Withholding Tax. LSSC agrees that ICTV shall withhold from Royalty payments any US Federal Withholding Taxes as may be required by the United States Federal Tax Code. Full documentation of such withholding tax will be furnished to LSSC.

                       5.5 - Recording Keeping, Recording, and Remittance. During the term of this Agreement and for at least one year thereafter ICTV shall cause complete and accurate records of all sales of the Product that are subject to payment of the Royalty. ICTV shall deliver to LSSC within 30 days following the end of each month a written statement setting forth its calculations determining the Royalties payable to LSSC hereunder on such sales.

     6.   Inspection and Audit Rights: All records required to be maintained by
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          ICTV under Section 5.5 hereof shall be made available for inspection by LSSC (or its designee) at LSSC's expense during normal business hours upon reasonable prior notice (which in any event shall not be less than 5 business days). LSSC may cause such records to be audited at its own expense not more than twice in any 12 month period provided, however, that if any such audit shall show under payment of amounts due hereunder from ICTV to LSSC by more than 10% of the total amount actually due, ICTV shall bear the cost of such audit and shall promptly remit to LSSC the entire amount of such under payment.

     7    Term: The term shall initially be for five years with automatic rights
          ----
          of renewal for each successive period of five years, provided that LSSC has been paid royalties as per Section 5 of this Agreement.


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     8.   Territory and Markets: LSSC agrees that under the terms of this
          ---------------------
          Agreement the License granted by LSSC to ICTV, to sell the Product, shall be exclusive in Territory 1 for all forms of distribution including, but not limited to, direct response television, mail order/catalogues, print/syndication, traditional retail/wholesale, television home shopping, internet, flea markets, swap meets and consumer shows. Further LSSC agrees that for Territory 2 it will grant ICTV an exclusive or non-exclusive license depending on what rights the Manufacturer grants to LSSC. If the Manufacturer grants no rights to LSSC for Territory 2 then LSSC will have no obligation to grant ICTV any license to cover Territory 2.

     9.   Promotion: ICTV agrees to shoot and media test the Commercial,
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          featuring the Product, at no cost to LSSC.  LSSC and ICTV recognize that time is of the essence in the production of the Commercial and both parties agree to finalize and execute this Agreement as soon as possible.

     10.  Best Efforts: ICTV will use its best efforts to expeditiously market
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          the Product throughout Territory 1 and Territory 2.

     11.  LSSC Assistance: LSSC warrants and covenants that it will provide,
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          within reason, all possible assistance to ICTV in dealing with the
          Manufacturer, including but not limited to quality control of the Product, timely shipping of the Product and the enforcement of the non-supply of the Product to any entity other than ICTV or its nominated agents.

     12.  Product Quality: LSSC agrees that it will be solely responsible to
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          ensure that the Manufacturer ships the highest quality Product and notwithstanding the terms of Section 5 of this Agreement, LSSC agrees that it will receive no Royalty on Product which has been returned or rejected by ICTV, or its nominated sales agents, as a result of defect.

     13.  Governing Law: Both parties agree that this Agreement will be governed
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          by the laws of the State of Florida.

     14.  Breach: If either party breaches this Agreement the party who claims
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          breach must notify the other party in writing of such breach and the breaching party has thirty days to remedy such breach. If the breaching party does not remedy the breach within thirty days, then the party who claimed breach may, at its own discretion, deem the Agreement null and void.

     12   Authority: Both parties agree that they have the authority to enter
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          into this Agreement.

     15.  Good Faith: Both parties agree to act in good faith in connection with
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          all of the terms and conditions relating to this Agreement.


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     16.  Force Majeure: Neither party shall be responsible for any delay or
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          failure to perform any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, labor unrest, riot, embargo, act of governmental, civil or military authority, accident, inability to obtain raw materials or supplies of the Product, acts or omissions of carriers, act of God, or other such contingencies beyond its control. Notice with full details of any such event shall be given to the other party as promptly as practicable after its occurrence. The affected party shall use due diligence, where applicable, to minimize the effects of or end any such event so as to facilitate the resumption of full performance hereunder.

17.  MISCELLANEOUS:
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     a)   Notices. All Notices, requests, instructions, consents and other
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          communications to be given pursuant to this Agreement shall be in writing and shall be delivered by reliable overnight courier or by facsimile to the following addresses:

          If  to  ICTV:                           If  to  LSSC:
          ------------                             ------------
International Commercial Television Inc.     Land Surfer Scooter Co Ltd
c/o Jordan Associates                        Dorsett House
110 SE 4th Avenue, Suite #102                Mackey St & Wulff Rd
Delray Beach, Florida 33483                  Nassau, Bahamas
Attention: Kelvin Claney                     Attn: Edward Lancaster
FAX: 561-330-2332                            Fax: (242) 394-8998
E-Mail: claneyk@aol.com                      E-MAIL: mark.skelton@bigpond.com.au

     Each party may by written notice given to the other(s) in accordance with this Agreement change the address to which notices to such party are to be delivered.

     b)   Amendment: No amendment of this Agreement shall be effective unless
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          embodied in a written instrument executed by all of the parties.

     c)   Assignment: Neither party may assign or subcontract this Agreement or
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          any of its rights or obligations hereunder whether by operation of law or otherwise, without the prior written consent of the other party or parties, and any such attempted assignment without prior written consent shall be void and ineffective. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Notwithstanding ICTV may assign this Agreement to any entity which it either controls or owns more than fifty percent of the shares in. ICTV agrees that the entity will confirm in writing to LSSC that it will honor all terms and conditions of the Agreement.

     d)   Severability: All of the provisions of this Agreement are intended to
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          be distinct and severable. If any provision of this Agreement is or is declared to be invalid or unenforceable in any jurisdiction it shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such


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          invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction.

     e)   Interpretation and Construction: This Agreement has been fully and
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          freely negotiated by the parties hereto, shall be considered as having been drafted jointly by the parties hereto, and shall be interpreted and construed as if so drafted, without construction in favor of or against any party on account of its participation in the drafting hereof.


Acknowledged and Agreed:



/s/ Kelvin Claney                                        June 03/ 2002
--------------------------                            --------------------------
Kelvin Claney - CEO                                   Date Signed
International Commercial Television Inc.




/s/ Louis Basenese                                        June 3, 2002
--------------------------                            --------------------------
DIRECTOR                                              Date Signed
International Commercial Television Inc.




/s/ Edward Lancaster                                      12 - May 2002
--------------------------                            --------------------------
Edward Lancaster - CEO                                Date Signed
Land Surfer Scooter Company Ltd.




/s/ Mark Skelton                                          12 May 2002
--------------------------                            --------------------------
Mark Skelton - Director                               Date Signed
Land Surfer Scooter Company Ltd.


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                                PRODUCT SCHEDULE

A single unit of the Product shall be as follows:

     1x DSFG model B-001 or B-003 or B-005 or B-001-1 or any one single unit of all derivative or substantially similar models to those listed. Each single unit shall be fully assembled with tires inflated.
     1x   carry bag to hold 1 single unit of the above.
     1x   single instruction sheet.

All of the above 3 items to be folded and packed in UPS quality re-mailer carton. Carton and internal packaging to be of sufficient quality to prevent damage to the Product while in transit or shipment to resellers or end users.


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